UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 23, 2021 (November 23, 2021)

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

239 301-7000

(Address, including Zip Code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	Nasdaq Global Select Market
	Warrants to purchase Common Stock	HTZWW	Nasdaq Global Select Market
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 23, 2021 (the “Issue Date”), The Hertz Corporation (“Hertz Corp.”), a wholly-owned indirect subsidiary of Hertz Global Holdings, Inc., issued $500.0 million aggregate principal amount of 4.625% Senior Notes due 2026 (the “2026 Notes”) and $1.0 billion aggregate principal amount of 5.000% Senior Notes due 2029 (the “2029 Notes” and, together with the 2026 Notes, the “Notes”) under an indenture dated November 23, 2021 (as supplemented by that certain first supplemental indenture dated November 23, 2021 and that certain second supplemental indenture dated November 23, 2021, the “Indenture”), by and among Hertz Corp., certain U.S. subsidiaries of Hertz Corp. as guarantors (the “Subsidiary Guarantors”) and Computershare Trust Company, N.A., as trustee. The following is a brief description of the Indenture and the terms of the Notes issued thereunder.

Interest; Maturity

Interest on the Notes will be payable semi-annually in cash to holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date on June 1 and December 1 of each year, respectively, commencing on June 1, 2022. Interest will be paid on the basis of a 360-day year consisting of twelve 30-day months. The 2026 Notes will mature on December 1, 2026 and the 2029 Notes will mature on December 1, 2029.

Ranking; Guarantees

The Notes will be Hertz Corp.’s senior unsecured obligations and will be:

•	equal in right of payment to all of Hertz Corp.’s existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;

•	senior in right of payment to all of Hertz Corp.’s existing and future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•	effectively subordinated to all of Hertz Corp.’s secured indebtedness and other secured obligations, including Hertz Corp.’s senior secured term loan facilities and senior secured revolving credit facility, to the extent of the value of the assets securing such secured indebtedness or other secured obligations; and

•	structurally subordinated to all indebtedness and other obligations of Hertz Corp.’s non-guarantor subsidiaries.

The Notes are guaranteed by Dollar Rent A Car, Inc., Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., DTG Supply, LLC, Firefly Rent A Car LLC, Hertz Car Sales LLC, Hertz Global Services Corporation, Hertz Local Edition Corp., Hertz Local Edition Transporting, Inc., Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc., Rental Car Group Company, LLC., Smartz Vehicle Rental Corporation, Thrifty Car Sales, Inc., Thrifty, LLC, Thrifty Rent-A-Car System, LLC, and TRAC Asia Pacific, Inc.

The guarantee of each Subsidiary Guarantor in respect of the Notes will be:

•	equal in right of payment to all existing and future unsecured indebtedness and other obligations of that Subsidiary Guarantor that are not, by their terms, expressly subordinated in right of payment to such guarantee;

•	senior in right of payment to all existing and future indebtedness and other obligations of that Subsidiary Guarantor that are, by their terms, expressly subordinated in right of payment to such guarantee;

•	effectively subordinated to all secured indebtedness and other secured obligations of that Subsidiary Guarantor, including any amounts owed pursuant to Hertz Corp.’s senior secured term loan facilities and senior secured revolving credit facility, to the extent of the value of the assets securing such secured indebtedness or other secured obligations; and

•	structurally subordinated to all indebtedness and other obligations of the non-guarantor subsidiaries of that Subsidiary Guarantor.

Optional Redemption

2026 Notes

Prior to December 1, 2023, Hertz Corp. will be entitled at its option to redeem all or a portion of the 2026 Notes at a redemption price equal to 100% of the principal amount of the 2026 Notes plus an applicable “make whole” premium and accrued and unpaid interest to but not including the redemption date.

On or after December 1, 2023, Hertz Corp. will be entitled at its option to redeem all or a portion of the 2026 Notes at the applicable redemption price set forth below (expressed as a percentage of principal amount), if redeemed during the 12-month period commencing on December 1 of the years set forth below, plus accrued and unpaid interest, if any, to but not including the relevant redemption date.

Redemption Period	Price
2023	102.313%
2024	101.156%
2025 and thereafter	100.000%

On or prior to December 1, 2023, Hertz Corp. will be entitled at its option at any time and from time to time to redeem up to 40% of the original aggregate principal amount of the 2026 Notes (including the principal amount of any additional notes of the same series), with the proceeds from certain equity offerings at a redemption price equal to 104.625%, plus accrued and unpaid interest, if any, to but not including the redemption date.

In connection with any tender offer pursuant to which not less than 90% in aggregate principal amount of the outstanding 2026 Notes are validly tendered and not withdrawn, all of the holders of the 2026 Notes will be deemed to have consented to such tender offer and, accordingly, Hertz Corp. may, subject to additional conditions discussed herein, redeem all of the remaining 2026 Notes outstanding following such tender offer at a price in cash equal to the price offered to each holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, to but not including the redemption date.

2029 Notes

Prior to December 1, 2024, Hertz Corp. will be entitled at its option to redeem all or a portion of the 2029 Notes at a redemption price equal to 100% of the principal amount of the 2029 Notes plus an applicable “make whole” premium and accrued and unpaid interest to but not including the redemption date.

On or after December 1, 2024, Hertz Corp. will be entitled at its option to redeem all or a portion of the 2029 Notes at the applicable redemption price set forth below (expressed as a percentage of principal amount), if redeemed during the 12-month period commencing on December 1 of the years set forth below, plus accrued and unpaid interest, if any, to but not including the relevant redemption date.

Redemption Period	Price
2024	102.500%
2025	101.250%
2026 and thereafter	100.000%

On or prior to December 1, 2024, Hertz Corp. will be entitled at its option at any time and from time to time to redeem up to 40% of the original aggregate principal amount of the 2029 Notes (including the principal amount of any additional notes of the same series), with the proceeds from certain equity offerings at a redemption price equal to 105.000%, plus accrued and unpaid interest, if any, to but not including the redemption date.

In connection with any tender offer pursuant to which not less than 90% in aggregate principal amount of the outstanding 2029 Notes are validly tendered and not withdrawn, all of the holders of the 2029 Notes will be deemed to have consented to such tender offer and, accordingly, Hertz Corp. may, subject to additional conditions discussed herein, redeem all of the remaining 2029 Notes outstanding following such tender offer at a price in cash equal to the price offered to each holder in such tender offer, plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, to but not including the redemption date.

Remaining Net Proceeds Redemption

If any Series A Preferred Stock (as defined in the Indenture) remains outstanding after the settlement of the Series A Preferred Stock Offer to Purchase (as defined in the Indenture), Hertz Corp. will have the option to redeem up to the aggregate principal amount of Notes that could be redeemed with the amount of the net proceeds of the Notes remaining after such settlement (the “Remaining Net Proceeds”) (or any lesser amount of Notes Hertz Corp. may so elect to redeem), at a redemption price equal to 100% of the aggregate principal amount of Notes to be redeemed, plus accrued and unpaid interest, if any, to but not including the redemption date; provided that if the Remaining Net Proceeds are in excess of $250.0 million (such amount in excess of $250.0 million, the “Excess Proceeds Amount”), Hertz Corp. shall be required to redeem an aggregate principal amount of each series of the Notes on a pro rata basis, in an aggregate amount equal to the Excess Proceeds Amount at the price set forth above.

Change of Control

Upon the occurrence of a Change of Control Triggering Event (as defined in the Indenture), each holder of Notes will have the right to require Hertz Corp. to repurchase all or any part of the Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

Covenants

The Indenture contains covenants that, among other things, will limit the ability of Hertz Corp. and its restricted subsidiaries, described in the Indenture, to incur indebtedness; pay dividends or make other distributions and restricted payments; create or incur liens; create encumbrances or restrictions on the ability of Hertz Corp.’s subsidiaries to pay dividends or make other payments to it; lease, transfer or sell certain assets; merge or consolidate with other entities; and invest in unrestricted subsidiaries. These covenants are subject to important exceptions and qualifications, which are described in the Indenture.

Events of Default

The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Title
4.1	Indenture, dated as of November 23, 2021, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto and Computershare Trust Company, N.A., as Trustee.

4.2	First Supplemental Indenture, dated as of November 23, 2021, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto and Computershare Trust Company, N.A., as Trustee, relating to the 4.625% Senior Notes due 2026.

4.3	Second Supplemental Indenture, dated as of November 23, 2021, among The Hertz Corporation, as Issuer, the Subsidiary Guarantors from time to time parties thereto and Computershare Trust Company, N.A., as Trustee, relating to the 5.000% Senior Notes due 2029.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC. THE HERTZ CORPORATION
(each, a Registrant)

By:	/s/ M. David Galainena
Name:	M. David Galainena
Title:	Executive Vice President, General Counsel and Secretary

Date: November 23, 2021